UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2008
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 3, 2008, Caterpillar Inc. (the “Company”) entered into an underwriting agreement with Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the underwriters named in Schedule A thereto (the “Underwriting Agreement”) with respect to Caterpillar's issuance and sale of an aggregate principal amount of $1,500,000,000 debt securities, comprised of $350,000,000 of the Company’s 7.000% Notes due 2013 (the “2013 Notes”), $900,000,000 of the Company’s 7.900% Notes due 2018 (the “2018 Notes”) and $250,000,000 of the Company’s 8.250% Debentures due 2038 (the “2038 Debentures” and together with the 2013 Notes and the 2018 Notes, the “Securities”).  The Securities are  registered by the Company under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3ASR (File No. 333-136265) (the “Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) on August 3, 2006.  The Company has filed with the SEC a prospectus supplement, dated December 4, 2008, relating to the offer and sale of the Securities.

The Underwriting Agreement contains customary (i) representations, warranties and covenants by the Company, (ii) conditions to closing and indemnification obligations of the Company, (iii) indemnification obligations of the underwriters, (iv) termination provisions and (v) other obligations of the parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

The Securities were issued on December 5, 2008 pursuant to that certain Indenture (the “Indenture”) dated as of May 1, 1987, as subsequently amended and supplemented, between the Company and U.S. Bank National Association, as successor trustee.  The Securities will be issued in a minimum denomination of $2,000 and integrals of $1000 thereafter and (i) with respect to the 2013 Notes, will bear interest at the rate of 7.000% per year and will mature on December 15, 2013, (ii) with respect to the 2018 Notes, will bear interest at the rate of 7.900% per year and will mature on December 15, 2018 and (iii) with respect to the 2038 Debentures, will bear interest at the rate of 8.250% per year and will mature on December 15, 2038.  The interest on the Securities will be payable on June 15 and December 15 of each year, commencing June 15, 2009, until maturity of the respective Securities as stipulated above.  The Company may redeem some or all of the Securities at any time and from time to time at the greater of 100% of the principal amount of the Securities being redeemed or the discounted present value of such Securities, discounted at the corresponding U.S. Treasury rate plus 50 basis points.  The Securities will be unsecured obligations of the Company and will rank equally with all of the Company’s other unsecured senior indebtedness.

The above description of the Securities is qualified in its entirety by reference to the Form of Global Note, the Form of Global Debenture and the Indenture.  The Form of Global Note is attached to this Current Report on Form 8-K as Exhibit  4.1 and the Form of Global Debenture is attached to this Current Report on Form 8-K as Exhibit 4.2.  The Indenture and any supplements or amendments thereto were previously filed as Exhibits 4.1 through 4.5 to the Registration Statement on Form S-3 filed with the SEC on February 19, 1997 (Registration No. 333-22041) and Exhibit 4.6 to the Form 10-K for the period ending December 31, 2006 filed with the SEC on February 23, 2007.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
	1.1	Underwriting Agreement dated December 3, 2008 between Caterpillar Inc. and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.
	4.1	Form of Global Note.
	4.2	Form of Global Debenture.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATERPILLAR INC.

	By:	/s/ James B. Buda
Dated: December 5, 2008		James B. Buda
Vice President, General Counsel and Secretary